SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 1, 2000



                               TECHNISOURCE, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                  000-24391              59-2786227
         -------                  ---------              ----------
     (State or other             (Commission            (IRS Employer
     jurisdiction of              File No.)          Identification No.)
      incorporation)



                          1901 WEST CYPRESS CREEK ROAD
                                    SUITE 202
                         FORT LAUDERDALE, FLORIDA 33309
                    (Address of principal executive offices)

                                  954-493-8601
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OF ASSETS

         On March 16, 2000, Technisource, Inc., a Florida corporation (the "Company") and TSRC.net, Inc., a Florida corporation ("TSRC.net"), and a wholly-owned subsidiary of the Company filed a report on Form 8-K with respect to the acquisition by TSRC.net of substantially all of the assets of PRISM Group, LLC, a California limited liability company ("PRISM Group"), and PRISM Group Consulting, LLC, a California limited liability company ("PRISM Group Consulting", together with PRISM Group, "PRISM"). At that time it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to PRISM, and the Company stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information no later than May 15, 2000. By this amendment to such Form 8-K, the Company is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X:

    Audited financial statements of PRISM:

     Report of Independent Auditors

     Combined Balance Sheets as of December 31, 1999 and 1998

     Combined Statements of Income for the years ended December 31, 1999 and 1998

     Combined  Statements  of  Members'  Equity  for the years  ended
        December 31, 1999 and 1998

     Combined  Statements of Cash flows for the years ended  December
        31, 1999 and 1998

     Notes to Combined Financial Statements

(b) Pro forma financial information relative to the acquired business required pursuant to Article 11 of Regulation S-X.

(c) Exhibits.

     2 Asset Purchase Agreement, dated as of March 1, 2000, among PRISM Group, LLC, PRISM Group Consulting, LLC, Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy E. Agatiello and TSRC.net, Inc. (Previously filed).

    23.1     Consent of KPMG LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TECHNISOURCE, INC.



Date:  May 12, 2000                              By:  /s/ Joseph Collard
                                                 -------------------------------
                                                 Name:  Joseph Collard
                                                 Title:  Chief Executive Officer

Item 7(a).        Financial Statements of Business Acquired

                              PRISM GROUP COMPANIES

                          Combined Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Members
PRISM Group Companies
San Francisco, California:

We have audited the accompanying combined balance sheets of PRISM Group LLC and PRISM Group Consulting LLC (the PRISM Group Companies) as of December 31, 1999 and 1998 and the related combined statements of income, members' equity, and cash flows for each of the years in the two-year period ended December 31, 1999. These combined financial statements are the responsibility of the PRISM Group Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PRISM Group Companies as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                             KPMG LLP

San Francisco, California
April 14, 2000

                             PRISM GROUP COMPANIES
                            Combined Balance Sheets
                           December 31, 1999 and 1998



ASSETS                                              1999          1998
                                                 ----------      ---------
Current assets:
 Cash                                            $  476,934        151,512
 Accounts receivable                                886,197        597,334
 Accrued unbilled income                            319,356        245,920
 Prepaid expenses                                    33,014         40,602
                                                 ----------      ---------

     Total current assets                         1,715,501      1,035,368

Furniture and equipment, net of
  accumulated depreciation (note 3)                  40,476         71,242

Deposit                                               9,665          9,665
                                                 ----------      ---------

                                                 $1,765,642      1,116,275

LIABILITIES AND MEMBERS EQUITY

Current liabilities:
 Accounts payable                                $   52,613         21,003
 Deferred revenue                                        --         36,542
 Accrued wages and commissions                      381,297        251,263
 Other accrued expenses                               6,943         11,053
 Employer contribution payable (note 5)                  --         65,311
 Line of credit (note 3)                            971,737        267,434
 Notes payable to bank, current portion (note 4)    109,259         88,840
                                                 ----------      ---------

     Total current liabilities                    1,521,849        741,446

Notes payable to bank, less current portion              --        109,259
                                                 ----------      ---------

     Total liabilities                            1,521,849        850,705

Members equity                                     243,793        265,570
                                                 ----------      ---------

                                                 $1,765,642      1,116,275
                                                 ==========      =========


See accompanying notes to combined financial statements.

                             PRISM GROUP COMPANIES
                         Combined Statements of Income
                     Years ended December 31, 1999 and 1998



                                        1999          1998
                                    -----------   -----------

Revenue  temporary staffing         $ 8,860,614     7,132,976

Cost of sales  temporary staffing     6,551,559     5,616,078
                                    -----------   -----------

     Gross profit                     2,309,055     1,516,898

Permanent placement fee income          964,048     1,120,276
General and administrative expense   (2,095,162)   (2,032,581)
                                    -----------   -----------

     Operating income                 1,177,941       604,593

Interest expense                        (51,735)      (53,081)
                                    -----------   -----------

     Net income                     $ 1,126,206       551,512
                                    ===========   ===========


See accompanying notes to combined financial statements.

                             PRISM GROUP COMPANIES
                     Combined Statements of Members Equity
                     Years ended December 31, 1999 and 1998




Members equity, December 31, 1997     $   255,230

Distributions                            (541,172)
Net income                                551,512
                                      -----------

Members equity, December 31, 1998         265,570

Distributions                          (1,147,983)
Net income                              1,126,206
                                      -----------

Members equity, December 31, 1999     $   243,793
                                      ===========


See accompanying notes to combined financial statements.

                             PRISM GROUP COMPANIES
                       Combined Statements of Cash Flows
                     Years ended December 31, 1999 and 1998



                                                     1999            1998
                                                  ----------      ----------

Cash flows from operating activities:
 Net income                                       $1,126,206         551,512
 Adjustments to reconcile net income
  to net cash provided by
  operating activities:
   Depreciation                                       48,211          69,281
   Changes in assets and liabilities:
    Accounts receivable                             (288,863)         (3,309)
    Accrued unbilled income                          (73,436)         47,250
    Prepaid expenses                                   7,588         (37,159)
    Accounts payable                                  31,610          13,032
    Deferred revenue                                 (36,542)         36,542
    Accrued wages and commissions                    130,034          95,220
    Other accrued expenses                            (4,110)          5,051
    Employee withholding payable                     (65,311)        (49,008)
                                                  ----------      ----------

      Net cash provided by operating activities      875,387         728,412
                                                  ----------      ----------

Cash flows used in investing activities--
 purchase of furniture and equipment                 (17,445)        (40,378)
                                                  ----------      ----------

Cash flows from financing activities:
 Distributions to members                         (1,147,983)       (541,172)
 Proceeds from notes payable to bank                      --           7,403
 Payments on notes payable to bank                   (88,840)        (96,242)
 Proceeds from line of credit                      4,074,303       4,047,434
 Payments of line of credit                       (3,370,000)     (4,001,101)
                                                  ----------      ----------

      Net cash used in financing activities         (532,520)       (583,678)
                                                  ----------      ----------

Net increase in cash                                 325,422         104,356

Cash, beginning of year                              151,512          47,156
                                                  ----------      ----------

Cash, end of year                                 $  476,934         151,512
                                                  ==========      ==========

Supplemental disclosures of
 cash flow information:
 Interest paid                                    $   46,336          52,927
                                                  ==========      ==========


See accompanying notes to combined financial statements.

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

       (A)    ORGANIZATION AND DESCRIPTION OF BUSINESS AND PRINCIPLES OF
              COMBINATION

              PRISM Group Companies provides permanent placement and temporary consultants for companies throughout the greater San Francisco Bay Area. The combined financial statements of the PRISM Group Companies (the Company) include the accounts of PRISM Group LLC
              (PG) and PRISM Group Consulting LLC (PGC), each of which is owned and managed by the same two members (note 9).

              All material intercompany transactions and balances have been eliminated in the combination.

              PG and PGC are limited liability companies (LLCs). LLCs are formed in accordance with the laws of the state in which they are organized. LLCs generally have two or more members; its members have limited personal liability for the obligations or debts of the entity and they can elect to be treated as partnerships for federal income tax purposes. Each of the LLCs was formed as a California LLC and will cease to exist after December 31, 2005 unless dissolved earlier by the members.

       (B)    CASH

              The Company maintains its cash in large financial institutions and the cash balances, at times may exceed the federally insured limits. The Company has not experienced any losses in such accounts.

       (C)    FURNITURE AND EQUIPMENT

              Furniture and equipment are stated at cost. Depreciation on furniture and equipment is calculated on a basis which approximates the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

       (D)    REVENUE RECOGNITION

              The Company derives a substantial portion of its revenue from information technology staffing services. Revenue is recognized as services are performed. To the extent revenue is received in advance of services being rendered, it is deferred and recorded as a liability.

              Permanent placement fees are recorded as revenues on the start date of the placed person. Such income is refundable in full if termination occurs within the first 30 days and is partially refundable from days 31 to 90. Refunds have historically been insignificant.

       (E)    COST OF SALES - TEMPORARY STAFFING

              Cost of sales - temporary staffing is comprised of the direct costs of providing the consulting staffing services which includes the consultants' wages, payroll taxes and employee benefits. Such costs are recognized as they are incurred.

                                                                     (CONTINUED)

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998

       (F)    INCOME TAXES

              For income tax purposes, the income or loss incurred by the Company is reportable in the tax returns of the individual members. The tax basis of the assets and liabilities in 1999 was $533,271 and $1,100,423, respectively. The tax basis of the assets and liabilities in 1998 was $236,492 and $534,394, respectively.

       (G)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying values of accounts receivable, accrued income receivable, accounts payable, accrued liabilities, accrued wages and commissions, employee withholding payable, line of credit, and notes payable to bank approximate their fair value due to the short-term nature of these instruments.

       (H)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (2)   FURNITURE AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

       Furniture and equipment consists of the following as of December 31, 1999 and 1998:

                                  1999        1998
                                ---------   ---------
Computer equipment              $ 279,399     262,973
Furniture and office equipment    142,446     141,427
                                ---------   ---------

                                  421,845     404,400

Less accumulated depreciation    (381,369)   (333,158)
                                ---------   ---------
                                $  40,476      71,242
                                =========   =========

       Depreciation expense for 1999 and 1998 was $48,211 and $69,281, respectively.

(3)    LINE OF CREDIT

       The Company established a line of credit with a financial institution that provides for maximum borrowings of $1,000,000 until September 10, 2000. Interest was payable monthly on the outstanding principal balance at a variable rate of the bank's base rate plus 0.75%. On March 1, 2000, the line of credit was repaid and closed in connection with the acquisition by an affiliate of Technisource, Inc. (Technisource) (note
       9).

                                                                     (CONTINUED)

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998
       This line of credit was secured by substantially all of the assets of the Company and it was personally guaranteed by the members of the Company.

(4)    NOTES PAYABLE TO BANK

                                                                           1999        1998
                                                                         ---------   ---------
Note payable to bank, secured by all assets of the Company and the personal guarantee of the members, with monthly principal payments of $2,667, and bearing interest at 1.5% over the bank's prime rate,
    through December 12, 2001                                            $  20,000      60,000

Note payable to bank, secured by all assets of the Company and the personal guarantee of the members, with monthly principal payments of $1,403, and bearing interest at 1.5% over the bank's prime rate,
    through June 12, 2001                                                   25,259      42,099

Note payable to bank, secured by all assets of the Company and the personal guarantee of the members, with monthly principal payments of $3,333, and bearing interest at 1.5% over the bank's prime rate,
    through June 12, 2000                                                   64,000      96,000
                                                                         ---------   ---------

                                                                           109,259     198,099

Less current maturities                                                   (109,259)    (88,840)
                                                                         ---------   ---------

                                                                         $      --     109,259
                                                                         =========   =========


       On March 1, 2000, all notes payable to bank were repaid in conjunction with the sale of the Company's assets and certain liabilities to Technisource (note 9).

(5)    EMPLOYEE BENEFIT PLAN

       The Company has a contributory 401(k) plan with a profit sharing provision (the Plan), which covers all employees who have met the Plan's service requirement. Employees may contribute tax-free a discretionary amount of their annual earnings not to exceed limitations established by the Internal Revenue Service. Employer profit sharing contributions are discretionary. Employer profit sharing contributions to the Plan were $0 and $65,311 in 1999 and 1998, respectively.

                                                                     (CONTINUED)

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998
(6)    LEASE COMMITMENTS

       The Company leases office space in San Francisco under a noncancelable operating lease agreement expiring March 31, 2002. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancelable lease terms in excess of one year as of December 31, 1999:

                            Year ending December 31:
                                2000                  $127,846
                                2001                   127,846
                                2002                    31,962
                                                      --------
                                                      $287,654
                                                      ========

       Rent expense for years ended December 31, 1999 and 1998 was $126,144 and $121,433, respectively.
                                                                     (CONTINUED)

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998

(7)    REPORTABLE SEGMENTS

       The Company operates in two business segments: (i) permanent information technology placement services, and (ii) temporary information technology staffing services. The segment information set forth below is based on the nature of the services offered. The chief operating decision makers evaluate each segment's performance based primarily on their revenues, gross margin, and operating income. The accounting policies of the operating segments are the same as those of the entire Company.

                                              YEARS ENDED DECEMBER 31,
                                              ------------------------
                                                  1999        1998
                                               ----------  ----------
Segment net income:
    Temporary staffing                         $1,002,108     367,080
    Permanent placements                          124,098     184,432
                                               ----------  ----------
              Total segment net income         $1,126,206     551,512
                                               ==========  ==========
Revenues:
    Temporary staffing                         $8,860,614   7,132,976
    Permanent placements                          964,048   1,120,276
                                               ----------  ----------
              Total revenues                   $9,824,662   8,253,252
                                               ==========  ==========
Interest expense:
    Temporary staffing                         $   51,154      53,081
    Permanent placements                              581          --
                                               ----------  ----------
              Total interest expense           $   51,735      53,081
                                               ==========  ==========
Furniture and equipment:
    Temporary staffing                         $  187,093     176,949
    Permanent placements                          234,752     227,451
                                               ----------  ----------

              Total furniture and equipment    $  421,845     404,400
                                               ==========  ==========
Depreciation expense:
    Temporary staffing                         $   29,378      42,111
    Permanent placements                           18,833      27,170
                                               ----------  ----------

              Total depreciation expense       $   48,211      69,281
                                               ==========  ==========

                                                               (CONTINUED)

                              PRISM GROUP COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1999 and 1998

(8)    BUSINESS AND CREDIT CONCENTRATIONS

       The Company's operations depend upon, among other things, the Company's ability to attract, develop, and retain a sufficient number of highly skilled professional employees. The IT service industry is highly competitive and served by numerous national, regional, and local firms, all of which are either existing or potential competitors of the Company. Many of these competitors have had substantially greater financial, technical, and marketing resources and greater name recognition than the Company.

       The Company provides IT staffing services to customers located in the greater San Francisco Bay area. Future operations may be affected by the Company's ability to retain these clients and employees and the cyclical and economic factors that could have an impact on those industries. Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Trade accounts receivable are not normally collateralized. Two customers (Pacific Gas & Electric and The Gap) individually accounted for 18% of revenues and the five largest customers (Pacific Gas & Electric, The Gap, Triton Container, Next Level and Wells Fargo Bank) accounted for 57% of revenues in 1999.

       Historically, the loss of a significant customer has not had a material adverse effect on the Company's financial condition or results of operations; however, given the significant amount of revenues derived from these customers, the loss of any such customer or the uncollectibility of related receivables could have a material adverse effect on the Company's future financial condition and results of operations.

(9)    SUBSEQUENT EVENT

       On March 1, 2000, substantially all of the assets and certain liabilities were acquired by an affiliate of Technisource for approximately $3,750,000 cash and a promissory note in the amount of $1,000,000 which matures February 28, 2001. The purchase price is subject to adjustment upon certain conditions pursuant to the purchase agreement.

       In connection with the acquisition of the Company, the Company was required, under the terms of the purchase agreement by and between an affiliate of Technisource and the Company, to pay off all outstanding debt. As such, all outstanding debt of the Company was repaid in March 2000 by the Company.

Item 7(b).        Pro Forma Financial Information

Introduction to Unaudited Pro Forma Financial Statements

The following unaudited pro forma combined financial statements give effect to the acquisition by Technisource, Inc. ("Technisource") of substantially all of the assets and certain liabilities of Prism Group, LLC, a California limited liability company ("Prism Group") and Prism Group Consulting, LLC, a California Limited liability company (Prism Group Consulting"), (collectively "PRISM") on March 1, 2000 (the "Acquisition"). The Acquisition was accounted for under the purchase method of accounting.

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 1999. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1999. The unaudited pro forma combined statements of operations reflect the operating results of Technisource and Prism for the year ended December 31, 1999.

Prior to the Acquisition, PRISM incurred certain overhead costs and other expenses. Accordingly, the unaudited pro forma combined financial statements include such overhead costs and other expenses. Technisource has performed a preliminary analysis of the savings that it expects to realize from reductions in redundant operations and elimination of certain corporate overhead allocations. Technisource has not and cannot quantify these savings until completion of the integration of PRISM.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Technisource's financial position or results of operations would actually have been if such acquisition had occurred on those dates and are not necessarily representative of Technisource's financial position or results of operations for any future period. Since the companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included elsewhere herein and in Technisource's Form 10-K for the fiscal year ended December 31, 1999 on file with the Securities and Exchange Commission.

Unaudited Pro Forma Combined Balance Sheet

                                                                DECEMBER 31, 1999
                                        ----------------------------------------------------
                                                HISTORICAL
                                        -------------------------    PRO FORMA     PRO FORMA
                                        TECHNISOURCE      PRISM     ADJUSTMENTS     COMBINED
                                        -----------     ---------   -----------    ---------
Current assets:
 Cash and cash equivalents              $17,353,780       476,934            --     17,830,714
 Trade accounts receivable, net          18,558,024     1,238,567            --     19,796,591
 Due from shareholders and employees        348,606            --            --        348,606
 Prepaid expenses and
   other current assets                     613,669            --            --        613,669
 Prepaid income taxes                       415,350            --            --        415,350
 Deferred tax asset, current                453,011            --            --        453,011
                                        -----------     ---------     ---------     ----------
        Total current assets             37,742,440     1,715,501            --     39,457,941

Property and equipment, net               2,353,570        40,476            --      2,394,046
Other assets                                360,340         9,665            --        370,005
Deferred tax asset, noncurrent              128,148            --            --        128,148
Goodwill                                         --            --     4,277,886      4,277,886
                                        -----------     ---------     ---------     ----------
        Total assets                    $40,584,498     1,765,642     4,277,886     46,628,026
                                        ===========     =========     =========     ==========
Current liabilities:
 Accounts payable                        $  369,199        52,613            --        421,812
 Accrued liabilities                      3,609,392       388,240       852,675      4,850,307
 Line of credit                                  --       971,737     2,778,263      3,750,000
 Notes payable, current                          --       109,259      (109,259)
                                        -----------     ---------     ---------     ----------
        Total current liabilities         3,978,591     1,521,849     3,521,679      9,022,119
Note payable, long-term                          --            --     1,000,000      1,000,000
                                        -----------     ---------     ---------     ----------
        Total liabilities                 3,978,591     1,521,849     4,521,679     10,022,119
Shareholders equity:
 Common stock                               103,850            --            --        103,850
 Additional paid-in capital              30,129,248            --            --     30,129,248
 Retained earnings                        6,522,809            --            --      6,522,809
 Less:  Treasury stock                     (150,000)           --            --       (150,000)
 Members Equity                                  --       243,793      (243,793)            --
                                        -----------     ---------     ---------     ----------
        Total shareholders equity        36,605,907       243,793      (243,793)    36,605,907
                                        -----------     ---------     ---------     ----------

        Total liabilities
          and shareholder' equity       $40,584,498     1,765,642     4,277,886     46,628,026
                                        ===========     =========     =========     ==========

See accompanying notes to unaudited pro forma combined balance sheet.

Unaudited Pro Forma Combined Statement of Operations

                                               YEAR ENDED DECEMBER 31, 1999
                              ------------------------------------------------------------
                                                                PRO FORMA      PRO FORMA
                              TECHNISOURCE        PRISM        ADJUSTMENTS      COMBINED
                              ------------       ---------        --------     -----------
Revenues:
 IT Staffing                  $120,539,780       9,824,662              --     130,364,442
 Hardware sales                 24,114,451              --              --      24,114,451
                              ------------       ---------        --------     -----------
                               144,654,231       9,824,662              --     154,478,893
Cost of revenues:
 IT Staffing                    89,695,848       6,551,559              --      96,247,407
 Hardware sales                 21,831,880              --              --      21,831,880
                              ------------       ---------        --------     -----------
        Gross profit            33,126,503       3,273,103              --      36,399,606
Selling, general and
  administrative expenses       28,394,562       2,095,162         285,000      30,774,724
                              ------------       ---------        --------     -----------
        Operating income         4,731,941       1,177,941        (285,000)      5,624,882
Other income (expense):
 Interest and other income         895,872              --         (43,777)        852,095
 Interest expense                  (58,898)        (51,735)       (309,713)       (420,346)
                              ------------       ---------        --------     -----------
        Income before taxes      5,568,915       1,126,206        (638,490)      6,056,631
Provisions for income taxes      2,338,943              --         204,542       2,543,485
                              ------------       ---------        --------     -----------
        Net income            $  3,229,972       1,126,206        (843,032)      3,513,146
                              ============       =========        ========     ===========
Net income per share  basic   $       0.31                                     $      0.34
                              ============                                     ===========

Net income per share--
  diluted                     $       0.31                                     $      0.33
                              ============                                     ===========

 Weighted average
   common shares
   outstanding--basic           10,368,542                                       10,368,542
                              ============                                     ===========
 Weighted average
  common shares
  outstanding--diluted          10,523,575                                       10,523,575
                              ============                                     ===========

See accompanying notes to unaudited pro forma combined statement of operations.

NOTE 1   GENERAL

             The historical financial statements reflect the financial position and results of operations of Technisource and PRISM. The periods included in these pro forma combined financial statements are as of December 31, 1999 and for year ended December 31, 1999. The audited historical financial statements of Technisource have been previously filed on Form 10K and the audited financial statements of PRISM as of and for the years ended December 31, 1999 and 1998 are included elsewhere in this Form 8-K/A.

NOTE 2       ACQUISITION OF ASSETS

             On March 1, 2000 (the "Closing Date"), TSRC.net, Inc., a Florida corporation ("TSRC.net") and a wholly-owned subsidiary of Technisource, Inc. (the "Company"), completed the purchase of substantially all of the assets of PRISM Group, LLC, a California limited liability company ("PRISM Group") and PRISM Group Consulting, LLC, a California limited liability company ("PRISM Group Consulting)", pursuant to the terms of an Asset Purchase Agreement dated as of March 1, 2000 among PRISM Group, PRISM Group Consulting, the Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy Agatiello and TSRC.net (the "Purchase Agreement"). PRISM Group and PRISM Group Consulting are referred to herein as "Sellers."

             Pursuant to the terms of the Purchase Agreement, the assets acquired by TSRC.net include: (i) all of Sellers' cash and cash equivalents; (ii) all of Sellers' receivables existing as of the Closing Date, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable and insurance proceeds receivable; (iii) all of Sellers' furniture, motor vehicles, computer hardware and software, equipment, supplies and other fixed assets, (iv) all of Sellers' business as a going concern; (v) all of Sellers' licenses and permits; (vi) all of Sellers' contracts; (vii) all of Sellers' insurance policies;
             (viii) all of Sellers' franchises and their right, title and interest in and to the use of their corporate names and derivatives or combinations of such names and in and to intellectual property, including all rights to sue for past infringement; (ix) all of Sellers' causes of action, judgments, claims and demands of whatever nature; (x) all of Sellers' rights of offset and credits of all kinds; (xi) all of Sellers' files, papers, books and records, including customers' lists and all other data relating to the contracts, assets, businesses or properties being acquired by TSRC.net; (xii) Sellers' books of account and related accounting records and Sellers' accounts payable, payroll processing and general accounting systems; and (xiii) all other assets, businesses and properties of Sellers.

             The purchase price for the assets consisted of cash consideration of $3,750,000, which will be adjusted by the difference between the Sellers' adjusted net worth on the Closing Date and $500,000; the assumption of certain liabilities of Sellers in the amount of approximately $687,000; and the delivery by TSRC.net of a promissory note in the principal amount of $1,000,000, which is due on February 28, 2001 and bears interest at the rate of 6.45 percent per annum until maturity. As of the Closing Date, the adjustment to the purchase price will approximate $850,000.

                               TECHNISOURCE, INC.
           Notes to Unaudited Pro Forma Combined Financial Statements

NOTE 3   UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

        The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                             DECEMBER 31, 1999
                                                 ---------------------------------------
                                                                              PRO FORMA
                                                     (A)            (B)       ADJUSTMENTS
                                                 -----------     ---------    -----------
Current assets:
 Cash and cash equivalents                       $        --            --            --
 Trade accounts receivable                                --            --            --
 Due from shareholders and employees                      --            --            --
 Prepaid expenses and other current assets                --            --            --
 Prepaid income taxes                                     --            --            --
 Deferred tax asset, current                              --            --            --
                                                 -----------     ---------     ---------
        Total current assets                              --            --            --
Property and equipment, net                               --            --            --
Other assets                                              --            --            --
Deferred tax asset, noncurrent                            --            --            --
Goodwill                                          (1,324,789)    5,602,675     4,277,886
                                                 -----------     ---------     ---------
        Total assets                             $(1,324,789)    5,602,675     4,277,886
                                                 ===========     =========     =========
Current liabilities:
 Accounts payable                                $        --            --            --
 Accrued liabilities                                      --       852,675       852,675
 Line of credit                                     (971,737)    3,750,000     2,778,263
 Note payable, current                              (109,259)         --        (109,259)
                                                 -----------     ---------     ---------
        Total current liabilities                 (1,080,996)    4,602,675     3,521,679
Note payable, long-term                                   --     1,000,000     1,000,000
                                                 -----------     ---------     ---------
        Total liabilities                         (1,080,996)    5,602,675     4,521,679
Shareholders equity:
 Common stock                                    $        --            --            --
 Additional paid-in capital                               --            --            --
 Retained earnings                                        --            --            --
 Less:  Treasury stock                                    --            --            --
 Members' equity                                    (243,793)           --      (243,793)
                                                 -----------     ---------     ---------
        Total shareholders equity                   (243,793)           --      (243,793)
                                                 -----------     ---------     ---------
        Total liabilities and
          shareholders' equity                   $(1,324,789)    5,602,675     4,277,886
                                                 ===========     =========     =========

(A) Reflects the elimination of assets, liabilities and members' equity of PRISM which were not acquired or assumed by Technisource.

(B) Reflects the payment of $3,750,000, delivery of a promissory note in the principal amount of $1,000,000, and the estimated purchase price adjustment of $852,675.

                               TECHNISOURCE, INC.
           Notes to Unaudited Pro Forma Combined Financial Statements

NOTE 4  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

        The following table summarizes the unaudited pro forma combined statement of operations adjustments:

                                         FOR THE YEAR ENDED DECEMBER 31, 1999
                            -----------------------------------------------------------
                                                                                PRO FORMA
                               (A)          (B)         (C)           (D)      ADJUSTMENTS
                            ---------     --------    --------      -------    -----------
Revenues:
 IT Staffing                $      --           --          --           --          --
 Hardware sales                    --           --          --           --          --
                            ---------     --------    --------      -------    --------
                                   --           --          --           --          --
Cost of revenues:
 IT Staffing                       --           --          --           --          --
 Hardware sales                    --           --          --           --          --
                            ---------     --------    --------      -------    --------
        Gross profit               --           --          --           --          --

Selling, general and
  administrative expenses          --      285,000          --           --     285,000
                            ---------     --------    --------      -------    --------
        Operating income           --     (285,000)         --           --    (285,000)

Other income (expense):
 Interest and other income    (43,777)          --          --           --     (43,777)
 Interest expense            (309,713)          --          --           --    (309,713)
                            ---------     --------    --------      -------    --------
        Income before taxes  (353,490)    (285,000)         --           --    (638,490)

Provisions for income taxes        --           --     473,007     (268,465)    204,542
                            ---------     --------    --------      -------    --------
        Net income          $(353,490)    (285,000)   (473,007)     268,465    (843,032)
                            =========     ========    ========      =======    ========

(A) Reflects the net interest expense impact of the purchase price including interest expense on the amount financed at prevailing rates, foregone interest income on the cash portion of purchase price not financed at prevailing rates and the amortization of debt issue costs, for the respective periods shown.

(B) Reflects the amortization of goodwill recorded as a result of the Acquisition over the estimated useful life of 15 years.

(C) Reflects the additional provision for federal and state income taxes at the effective income tax rate as if PRISM had been taxed as a C corporation beginning January 1, 1999.

(D) Reflects federal and state income taxes relating to the other statement of operations adjustments at a combined statutory rate of 42%.

EXHIBIT INDEX

Exhibit 2.1 Asset Purchase Agreement, dated as of March 1, 2000, among PRISM Group, LLC, PRISM Group Consulting, LLC, Gus Gonzalez and Nancy E. Agatiello Revocable Inter-Vivos Trust, Barbara S. Berk, Nancy E. Agatiello and TSRC.net, Inc. (Previously filed).

Exhibit 23.1      Consent of Independent Certified Public Accountants